UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SRA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SRA INTERNATIONAL, INC.

4300 FAIR LAKES COURT

FAIRFAX, VA 22033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 27, 2006

The Annual Meeting of Stockholders of SRA International, Inc. (the “Company”) will be held at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102 on Friday, October 27, 2006 at 9:30 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on September 15, 2006 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Stephen C. Hughes, Secretary

Fairfax, Virginia

September 26, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

SRA INTERNATIONAL, INC.

4300 FAIR LAKES COURT

FAIRFAX, VA 22033

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, OCTOBER 27, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SRA International, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on Friday, October 27, 2006 (the “Annual Meeting”) and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On September 15, 2006, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 41,641,104 shares of class A common stock, $0.004 par value per share, of the Company and 14,459,828 shares of class B common stock, $0.004 par value per share, which constitutes all of the voting stock of the Company (the “Common Stock”). Holders of class A common stock are entitled to one vote per share and holders of class B common stock are entitled to ten votes per share. Holders of class A common stock and holders of class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

The Company’s Annual Report, including the Company’s Annual Report on Form 10-K, for the year ended June 30, 2006 is being distributed to stockholders, together with these proxy materials, on or about September 26, 2006.

VOTES REQUIRED

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock voting on the matter is required to ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Company’s Annual Report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: SRA International, Inc., 4300 Fair Lakes Court, Fairfax, Virginia 22033, phone: (703) 803-1500, Attention: Mr. David Keffer, Director, Investor Relations. If you want to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company using the above address and phone number.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of September 15, 2006 by (i) each person or entity who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of class A common stock or class B common stock, (ii) each director or nominee for director, (iii) each of the executive officers named in the Summary Compensation Table set forth under the “Executive Compensation” section of this Proxy Statement and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with their spouse) with respect to all shares of common stock listed as owned by such person or entity.

Unless otherwise indicated, the address of each person is c/o SRA International, Inc., 4300 Fair Lakes Court, Fairfax, VA 22033.

	Number of Shares Beneficially Owned(1)		Percentage of Class Owned (%)			Percentage of Total Voting Power
Name of Beneficial Owner	Class A Common Stock	Class B Common Stock	Class A Common Stock		Class B Common Stock
Renato A. DiPentima (2)	390,788	—	*	%	—%	*	%
Stephen C. Hughes (3)	276,158	—	*		—	*
David A. Kriegman (4)	181,604	—	*		—	*
Barry S. Landew (5)	765,834	—	1.8		—	*
Ernst Volgenau (6)	274,316	12,050,736	*		83.3	64.8
John W. Barter (7)	31,000	—	*		—	*
William K. Brehm (8)	149,284	2,409,092	*		16.7	13.0
Larry R. Ellis	—	—	—		—	—
Miles R. Gilburne (9)	20,000	—	*		—	*
Michael R. Klein (10)	54,820	—	*		—	*
David H. Langstaff (11)	100,032	—	*		—	*
Edward E. Legasey (12)	161,442	—	*		—	*
Delbert C. Staley (13)	56,000	—	*		—	*
Gail R. Wilensky	—	—	—		—	—
All executive officers, directors and nominees as a group (14 persons) (14)	2,461,278	14,459,828	5.7		100.0	78.3
FMR Corp. (15)	5,973,461	—	14.3		—	3.2
Wasatch Advisors, Inc. (16)	4,014,552	—	9.6		—	2.2
Neuberger Berman, LLC (17)	2,488,872	—	6.0		—	1.3

*	Less than 1%.
(1)

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 15, 2006 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

(2)	Includes 312,855 shares of class A common stock issuable upon exercise of options, as well as 10,000 shares and 27,779 shares issuable upon exercise of options held in a Grantor Retained Annuity Trust, of which Dr. DiPentima’s wife is trustee.
(3)	Includes 248,665 shares of class A common stock issuable upon exercise of options, 800 shares of class A common stock held by children of Mr. Hughes, and 5,219 shares of restricted stock.
(4)	Includes 150,514 shares of class A common stock issuable upon exercise of options. Mr. Kriegman retired from the Company effective September 15, 2006.
(5)	Includes 554,995 shares of class A common stock issuable upon exercise of options.
(6)	Includes 17,160 shares of class A common stock issuable upon exercise of options. Also includes 255,532 shares of class A common stock and 1,120,276 shares of class B common stock held by grantor retained annuity trusts, of which Dr. Volgenau’s wife is the trustee.
(7)	Consists of 30,000 shares of class A common stock issuable upon exercise of options and 1,000 shares of restricted stock.
(8)	Includes 5,634 shares of class A common stock issuable upon exercise of options and 418,455 shares of class B common stock held by a grantor retained annuity trust, of which Mr. Brehm is trustee.
(9)	Consists of 20,000 shares of class A common stock issuable upon exercise of options.
(10)	Consists of 53,820 shares of class A common stock issuable upon exercise of options and 1,000 shares of restricted stock.
(11)	Includes of 100,000 shares of class A common stock issuable upon exercise of options.
(12)	Includes 21,514 shares of class A common stock issuable upon exercise of options.
(13)	Includes 15,000 shares of class A common stock issuable upon exercise of options and 1,000 shares of restricted stock.
(14)	Includes 1,530,157 shares of class A common stock issuable upon exercise of options described in notes (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), and (13) above and 1,804,263 shares and 27,779 shares issuable upon exercise of options held in grantor retained annuity trusts described in notes (2), (6), and (8) above. Also includes 8,219 shares of restricted stock described in notes (3), (7), (10) and (13) above.
(15)	Based solely upon a Schedule 13G/A filed by FMR Corp. on February 14, 2006. The address for FMR Corp. provided in such Schedule 13G/A is 82 Devonshire Street, Boston, MA 02109.
(16)	Based solely upon a Schedule 13G/A filed by Wasatch Advisors, Inc. on February 14, 2006. The address for Wasatch Advisors, Inc. provided in such Schedule 13G/A is 150 Social Hall Avenue, Salt Lake City, UT 84111.
(17)	Based solely upon a Schedule 13G filed by Neuberger Berman, LLC on February 15, 2006. The address for Neuberger Berman, LLC provided in such Schedule 13G is 605 Third Avenue, New York, NY 10158.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Board of Directors is classified into three classes (designated as Class I directors, Class II directors, and Class III directors), with members of each class holding office for staggered three-year terms. There are currently four Class I directors, whose terms expire at the 2008 Annual Meeting of Stockholders, three Class II directors, whose terms expire at the 2006 Annual Meeting of Stockholders, and four Class III directors, whose terms expire at the 2007 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

The persons named in the enclosed proxy will vote to elect as Class II directors the three nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All three of the nominees, Messrs. Brehm, Legasey and Staley, are presently Class II directors of the Company. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each Class II director will be elected to hold office until the 2009 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation, or removal).

There are no family relationships between or among any of the Company’s directors, executive officers or persons nominated or chosen to become a director or executive officer.

NOMINATION OF CLASS II DIRECTORS

Set forth below, for each nominee for Class II director, are name, age as of September 15, 2006, positions with the Company, principal occupation and business experience during the past five years, and the year of the commencement of their term as a director of the Company:

WILLIAM K. BREHM is 77 years old and has served on the Company’s Board of Directors since 1978. He served as the Chairman of the Board of Directors from 1980 until October 2003, and as Chairman Emeritus since October 2003. Mr. Brehm is currently chairman of the board of directors of the Center for Naval Analyses, a federally-funded research and development corporation. From 1977 to 1980, he served as executive vice president and director of Computer Network Corporation, a computer systems company based in Washington, D.C. Mr. Brehm served as assistant secretary of Defense from 1973 to 1977. He was vice president for corporate development of Dart Industries, a consumer products company, from 1971 to 1973. He also served as Assistant Secretary of the Army from 1968 to 1970, following four years of service on the staff of the Secretary of Defense.

EDWARD E. LEGASEY is 61 years old and has served on the Company’s Board of Directors since November 2003. Prior to his election to the Board, he served as the Company’s executive vice president from March 1989 to October 2003 and chief operating officer from July 1997 to October 2003. Mr. Legasey served as senior vice president and general manager for program operations from August 1985 to March 1989 and as vice president from the Company’s inception to August 1985. He served at the U.S. Nuclear Regulatory Commission from 1976 to 1978 and was an officer in the U.S. Air Force from 1967 to 1976 with responsibilities for development of logistics information systems and software testing and evaluation.

DELBERT C. STALEY is 81 years old and has served on the Company’s Board of Directors since October 1996. Mr. Staley served as chairman and chief executive officer of NYNEX Corporation, a telecommunications company which later merged with Bell Atlantic and became Verizon, from 1983 until his retirement in 1989. Mr. Staley has also served on the board of directors of Bank of New York, Allied Signal, John Hancock, Digital Equipment Corporation, Dean Foods, and Ball Corporation.

Board Recommendation

The Board of Directors recommends a vote FOR the election of the nominees named above.

INCUMBENT DIRECTORS

Set forth below, for each incumbent director, are name, age as of September 15, 2006, positions with the Company, principal occupation and business experience during the past five years and the year of the commencement of their term as a director of the Company:

Incumbent Class I Directors

JOHN W. BARTER is 59 years old and has served on the Company’s Board of Directors since April 2003. From 1988 to 1994 he was senior vice president and chief financial officer of AlliedSignal, Inc., now known as Honeywell International, Inc., an advanced technology and manufacturing company. From October 1994 until his retirement in December 1997, Mr. Barter was executive vice president of AlliedSignal, Inc. and president of AlliedSignal Automotive. After retiring from AlliedSignal, Inc., Mr. Barter served briefly as chief financial officer of Kestrel Solutions, Inc., a privately-owned early stage company established to develop and bring to market a new product in the telecommunications industry, from January 2000 to May 2001. Kestrel filed a voluntary petition for bankruptcy protection in October 2002. Mr. Barter also serves on the board of directors of Bottomline Technologies, Inc., a financial resources management software company, BMC Software, Inc., an independent systems software vendor, and Lenova Group Limited, a Hong Kong listed company.

LARRY R. ELLIS is 60 years old and has served on the Company’s Board of Directors since September 2006. General Ellis served in the Army for over 35 years, holding positions of increasing responsibility before retiring as Commanding General of the United States Army Forces Command in July 2004. General Ellis joined the board of directors of DHB Industries, Inc. in early December 2004, became president in 2005, and assumed the role of chief executive officer in July 2006. He also serves on the board of directors of the Armed Forces Benefit Association and UNITECH.

GAIL R. WILENSKY is 63 years old and has served on the Company’s Board of Directors since December 2005. Dr. Wilensky is an economist and a senior fellow at Project HOPE, an international health foundation. Dr. Wilensky is a commissioner on the World Health Organization Commission on the Social Determinants of Health. She is an elected member of the Institute of Medicine (“IOM”) and is on its Governing Council; IOM is part of The National Academies of Science and Engineering. Dr. Wilensky is also vice chair of the Maryland Health Care Commission, and a trustee of the Combined Benefits Fund of the United Mineworkers of America, the American Heart Association, and the National Opinion Research Center. She is an advisor to the Robert Wood Johnson Foundation and the Commonwealth Fund and past chair of the board of directors of Academy Health. From 1990 to 1992, Dr. Wilensky was the administrator of the Health Care Financing Administration, directing the Medicare and Medicaid programs. From 1992 to 1993, she served as deputy assistant to President Bush for Policy Development. From 1997 to 2001, she chaired the Medicare Payment Advisory Commission, which advises Congress on payment and other issues relating to Medicare; and from 1995 to 1997, she chaired the Physician Payment Review Commission. From 2001 to 2003, she co-chaired the President’s Task Force to Improve Health Care Delivery for Our Nation’s Veterans, which included health care for both veterans and military retirees.

MILES R. GILBURNE is 55 years old and has served on the Company’s Board of Directors since December 2003. Mr. Gilburne is currently a managing member of ZG Ventures, LLC, a venture capital firm. Mr. Gilburne served as senior vice president of corporate development for America Online, Inc. (“AOL”) from 1994 until December 1999. In 1999, he was elected to the board of directors of AOL and continued to serve on the board of Time Warner, Inc. until stepping down in May 2006. He also serves on the board of directors of Pharmacyclics, Inc., a publicly traded drug discovery company, and Revolution Health Group, a privately held company focused on consumer directed health care. Mr. Gilburne is a founding director and vice chairman of In2Books, a Washington, DC based reading and literacy program, a member of the Board of Directors of Foundation for the National Institutes of Health and a member of the Board of Trustees of The Washington Shakespeare Theatre.

Incumbent Class III Directors

RENATO A. DIPENTIMA is 65 years old and has served on the Company’s Board of Directors since December 2005. He has served as chief executive officer since January 2005, and as president since October 2003. From October 2003 to January 2005 he served as chief operating officer. He was senior vice president and president of the Company’s consulting and systems integration division since we formed it in January 2001. From July 1997 to January 2001, he served as president of the government sector, overseeing government business, projects, and contracts. From July 1995 to July 1997, Dr. DiPentima served as vice president and as our chief information officer. Prior to joining the Company, Dr. DiPentima held several senior management positions in the federal government, most recently serving as deputy commissioner for systems at the Social Security Administration, from May 1990 to June 1995.

MICHAEL R. KLEIN is 64 years old and has served on the Company’s Board of Directors since December 1998. He was a partner of the law firm Wilmer Cutler Pickering Hale and Dorr LLP from 1974 through 2005. Mr. Klein co-founded and currently serves as chairman of the board of directors of CoStar Group, Inc., a provider of electronic commercial real estate information, and as vice chairman of Perini Corporation, a civil engineering and building construction company.

DAVID H. LANGSTAFF is 52 years old and has served on the Company’s Board of Directors since February 2004. From September 2004 to June 2005, Mr. Langstaff was a part-time employee of the Company. He was the president, chief executive officer, and director of Veridian Corporation, an advanced technology company, since its formation in 1997 until its sale in August 2003, and served as chief financial officer, chief operating officer and chief executive officer of predecessor companies since 1984. Currently, Mr. Langstaff is employed as chief executive officer and co-chairman of The Olive Group, a global integrated security company. Mr. Langstaff serves as a seminar moderator with the Aspen Institute, a global forum which brings together leaders from industry, government and various organizations, and on the board of directors of the Information Technology Association of America and other non-profit organizations.

ERNST VOLGENAU, the Company’s founder, is 73 years old and has served as the Company’s Chairman of the Board of Directors since October 2003. Dr. Volgenau led the Company as president or chief executive officer from the company’s founding in July 1978 until January 2005. From 1976 to 1978, he served as the director of inspection and enforcement for the U.S. Nuclear Regulatory Commission. Dr. Volgenau retired from active duty with the U.S. Air Force as Colonel in 1976. His military service included positions in the Office of the Secretary of Defense, as director of data automation for the Air Force Logistics Command, and various assignments involving aerospace research and development.

CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. Over the past several years, the Company’s Board of Directors has reviewed its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the listing standards of the New York Stock Exchange (“NYSE”). This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the governance policies, committee charters and codes of conduct described below are available on the Company’s website at www.sra.com. Alternatively, you can request a copy of any of these documents by writing to the Corporate Secretary.

Governance Policies of the Board of Directors

The Board has adopted governance policies to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These policies, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the non-management directors shall meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under NYSE rules, a director of the Company will only qualify as “independent” if the Company’s Board of Directors affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company). The Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director is considered to have a material relationship with the Company if he or she is not independent under Section 303A.02(b) of the NYSE Listed Company Manual or he or she:

•	is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company account for more than $1 million or two percent, whichever is greater, of the annual consolidated gross revenues of the company he or she serves as an executive officer;

•	is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company he or she serves as an executive officer; or

•	serves as an officer, director or trustee of a charitable organization and the Company’s discretionary charitable contributions to the organization are more than the greater of $1 million or two percent of that organization’s total annual charitable receipts.

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent.

The Company’s Board of Directors has determined that none of John W. Barter, Larry R. Ellis, Miles R. Gilburne, Michael R. Klein, Delbert C. Staley or Gail R. Wilensky has a material relationship with the Company and that each of these directors is “independent” as determined under Section 303A.02(b) of the NYSE Listed Company Manual.

Board Meetings and Attendance

The Board met 8 times during fiscal 2006, either in person or by teleconference. During fiscal 2006, each director attended at least 75% of the number of Board meetings and the number of meetings held by all committees on which the director then served, during the periods in which the director so served, except for Dr. Wilensky, who attended four of six such meetings since her appointment in December 2005. Consistent with the requirements of the Board’s governance policies, the Board met in executive session, without the presence of management, following the conclusion of each regularly scheduled board meeting. These meetings were chaired by Mr. Staley, who serves as the Lead Director.

Director Attendance at Annual Meeting of Shareholders

The governance policies of the Board provide that directors are responsible for attending the annual meeting of stockholders. All directors then serving as directors of the Company attended the 2005 annual meeting of stockholders on October 28, 2005.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation and Governance—each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Company’s website, www.sra.com.

The Board of Directors has determined that each member of the Audit, Compensation and Governance committees are independent as defined under the rules of the NYSE, and in the case of all members of the Audit Committee, under the additional independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business ethics and conduct;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 17 of this proxy statement).

The Board of Directors has determined that Mr. Barter is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The members of the Audit Committee are Messrs. Barter, Gilburne and Staley. The Audit Committee met six times during fiscal 2006.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives; and

•	overseeing and administering the Company’s cash and equity incentive plans.

The members of the Compensation Committee are Mr. Staley, General Ellis, and Dr. Wilenksy. Mr. Denning was a member of the Compensation Committee during all of fiscal 2006. General Ellis was elected to replace him on the Compensation Committee in September 2006. Mr. Barter was a member of the Compensation Committee from July 2005 until Dr. Wilensky was elected to replace him in February 2006. The Compensation Committee is authorized to designate a subcommittee of its members with the authority to approve stock option grants and other equity awards to the Company’s executive officers. The Compensation Committee met one time during fiscal 2006.

Governance Committee

The Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board governance policies;

•	reviewing and making recommendations to the Board with respect to director compensation; and

•	overseeing an annual evaluation of the Board.

The members of the Governance Committee are Messrs. Klein, Barter and Gilburne. The Governance Committee met one time during fiscal 2006. Mr. Denning was a member of the Governance Committee during all of fiscal 2006. Mr. Gilburne was elected to replace him on the Governance Committee in September 2006.

Director Candidates

The process followed by the Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. The Committee may retain the services of an executive search firm to help identify and evaluate potential director candidates.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Governance Committee will apply the criteria set forth in the Company’s governance policies. These criteria include the candidate’s integrity, business acumen, commitment to understand the Company’s business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Secretary of the Company at 4300 Fair Lakes Court, Fairfax, VA 22033, and they will be forwarded to the Governance Committee members for consideration. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2007 Annual Meeting” on page 21 of this Proxy Statement.

Communicating with Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Governance Committee, with the assistance of the Corporate Secretary, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed) also serves as the presiding director at all executive sessions of the non-management directors. As the Lead Director, Mr. Staley has and currently performs these responsibilities.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the Lead Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors c/o Mr. Delbert Staley, Lead Director, SRA International, Inc., 4300 Fair Lakes Court, Fairfax, VA 22033.

Codes of Ethics

The Board has adopted a code of business ethics and conduct that applies to all of the Company’s employees, officers and directors. This code is posted on the Company’s website at www.sra.com. The code requires employees, officers and directors to report any suspected violations of the code to the appropriate company official(s), or they may anonymously report any suspected violations to SRA’s Business Ethics and Procurement Fraud Hotline which is hosted by an independent third party.

The Company has also adopted a Code of Ethics for Principal Financial Officers that addresses some of the same issues as the Code of Business Ethics and Conduct, but establishes specific standards related to financial controls and financial reporting, and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Principal Financial

Officers of the Company are expected to adhere to both the Code of Business Ethics and Conduct and the Code of Ethics for Principal Financial Officers. The Company has posted a current copy of the Code of Ethics for Principal Financial Officers on its website which is located at www.sra.com.

The Company intends to post on its website all disclosures that are required by law or NYSE stock market listing standards concerning any amendments to, or waivers from, any provision of the codes.

DIRECTOR COMPENSATION

Pursuant to the Company’s compensation plan for non-employee directors, the Company pays each non-employee director $35,000 per year, $2,000 for each board meeting attended in person, $2,000 for each committee meeting attended in person, and $1,000 for teleconference board and committee meetings. Committee meeting fees are only paid for meetings held on a date different from a Board meeting. The Audit Committee chair is paid an additional annual retainer of $20,000, and all other committee chairs are paid an additional annual retainer of $10,000.

Non-employee directors receive a one-time equity grant with an estimated value of $150,000 following their first appointment or election to the Board. Each continuing non-employee director receives an annual equity grant with an estimated value of $50,000, beginning on the third business day following the issuance of the Company’s earnings release for the fiscal year-end nearest the third anniversary of the director’s initial appointment or election to the Board or the date of the director’s most recent equity grant, whichever is later.

Each equity grant described above consists in part of nonqualified stock options and in part of restricted stock, in each case with respect to class A common stock. The allocation of each equity grant between stock options and restricted stock shares is made so that the estimated value attributable to both components is equal. The estimated value is determined in accordance with United States generally accepted accounting principles and with the Company’s practices and methodologies then in effect. The equity grants are made under the Company’s then-existing stock incentive plan and vest in 25% increments over four years. In the case of stock options, the exercise price is the average of the high and low trading prices on the NYSE of the class A common stock on the day of the grant.

Prior to April 2006, during fiscal 2006, the Company paid each non-employee director $24,000 per year and committee chairs received an additional annual retainer of $2,400. In its discretion, the Company made non-qualified stock option grants to non-employee directors from time to time. All other aspects of non-employee director compensation from July 1, 2005 through March 31, 2006 were consistent with the current plan.

In February 2006, Gail R. Wilensky was granted options to purchase 40,000 shares of class A common stock under the Company’s 2002 Stock Incentive Plan. These options were granted at an exercise price of $32.20 per share. The options vest in 25% increments over four years. The options expire in February 2016.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the total compensation paid or accrued for the last three fiscal years for the Company’s Chief Executive Officer, and its four other executive officers (together, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Restricted Stock($)		Securities Underlying Options(1)	All Other Compensation($)
Renato A. DiPentima President & Chief Executive Officer	2006 2005 2004	$410,000 336,500 294,000	$403,229 428,615 358,601	$	— — —	— 424,980 26,020	$4,375 3,750 2,200	(3) (3) (3)

Stephen C. Hughes Executive Vice President, Chief Financial Officer & Chief of Finance & Administration	2006 2005 2004	$262,500 245,000 235,000	$265,166 285,519 256,011		$126,200 — —	38,140 100,000 20,600	$4,375 3,750 2,200	(3) (3) (3)

David A. Kriegman (4) Executive Vice President & Chief Operating Officer	2006 2005	$270,000 239,000	$255,839 237,545	$	— —	33,770 173,600	$4,375 3,750	(3) (3)

Barry S. Landew Executive Vice President, Corporate Development	2006 2005 2004	$250,000 245,000 235,000	$255,213 285,519 244,859	$	— — —	22,140 60,000 20,600	$4,375 3,750 2,200	(3) (3) (3)

Ernst Volgenau Chairman of the Board of Directors	2006 2005 2004	$195,000 260,000 313,000	$112,546 374,185 403,456	$	— — —	— — 20,600	$4,375 52,517 55,400	(2) (2) (2)

(1)	Represents options to acquire shares of class A common stock.
(2)	Includes premiums of $48,767 in fiscal 2005 and $53,200 in fiscal 2004, paid by the Company on term life insurance on the life of the executive. The Company was the sole beneficiary of these policies, and was obligated to use the proceeds of the policies to repurchase shares of Dr. Volgenau’s Common Stock upon his death. Also includes 401(k) matching contributions of $4,375 in fiscal 2006, $3,750 in fiscal 2005 and $2,200 in fiscal 2004, paid on behalf of the executive.
(3)	Represents 401(k) matching contributions of $4,375 in fiscal 2006, $3,750 in fiscal 2005 and $2,200 in fiscal 2004, paid on behalf of the executive.
(4)	Mr. Kriegman retired from the Company effective September 15, 2006.

Option Grants

The table below contains information relating to stock options granted to the Named Executive Officers during fiscal 2006.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Fiscal Year 2006	Per Share Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name						5%	10%
Renato A. DiPentima	—		—	—	—	—	—
Stephen C. Hughes	22,140	(3)	1.4%	$35.40	8/4/2015	$492,900	$1,249,105
	16,000	(4)	1.0	32.20	2/15/2016	324,007	821,096
David A. Kriegman (5)	33,770	(3)	2.1	35.40	8/4/2015	751,817	1,905,252
Barry S. Landew	22,140	(3)	1.4	35.40	8/4/2015	492,900	1,249,105
Ernst Volgenau	—		—	—	—	—	—

(1)	Represents options to acquire shares of class A common stock.
(2)	The potential realizable value is calculated based on the term of the option at the time of grant. Assumed rates of stock price appreciation of 5% and 10% are prescribed by rules of the Securities and Exchange Commission and do not represent the Company’s prediction of the Company’s stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the Company’s stock price per share on the grant date appreciates at the indicated rate for the entire 10-year term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(3)	These options vest at a rate of 25% per year on each of August 4, 2006, 2007, 2008 and 2009.
(4)	These options vest at a rate of 25% per year on each of February 15, 2007, 2008, 2009 and 2010.
(5)	Mr. Kriegman retired from the Company effective September 15, 2006.

Option Exercises and Year-End Option Values

The following table sets forth certain information concerning option exercises by the Named Executive Officers during fiscal 2006 and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End			Value of Unexercised In-the-Money Options at Fiscal Year-End(3)
			Exercisable		Unexercisable	Exercisable		Unexercisable
Renato A. DiPentima	68,000	$1,820,092	213,322	(4)	346,304	2,465,354	(4)	2,088,205
Stephen C. Hughes	39,956	1,007,932	195,316		141,104	3,417,235		765,159
David A. Kriegman (5)	6,826	198,500	142,826		183,064	1,936,978		318,515
Barry S. Landew	27,000	838,375	520,436		86,314	12,175,736		475,078
Ernst Volgenau	22,362	484,892	—		22,310	—		272,203

(1)	Represents shares of class A common stock.
(2)	Represents the difference between the exercise price and the fair market value per share of the class A common stock on the date of exercise.

(3)	Represents the difference between the exercise price and $26.63, which was the last sale price of the class A common stock as reported on the NYSE on June 30, 2006, the last trading day of fiscal 2006.
(4)	Includes 27,779 options held by a Grantor Retained Annuity Trust, of which Dr. DiPentima’s wife is trustee. The value of these options is $366,693.
(5)	Mr. Kriegman retired from the Company effective September 15, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of June 30, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (1)
Equity compensation plans approved by security holders	7,666,784	$18.00	5,404,804	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	7,666,784	$18.00	5,404,804	(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2006, 4,959,467 shares under the 2002 Stock Incentive Plan may instead be issued in the form of restricted stock or other equity-based awards.
(2)	Includes shares issuable under the Company’s 2002 Stock Incentive Plan. Under the terms of the 2002 Stock Incentive Plan, the number of shares available for issuance is automatically increased every July 1 beginning with fiscal year 2004 and ending with fiscal year 2012 by an amount equal to the lesser of (i) 2,352,940 shares of class A common stock, (ii) 3% of the outstanding shares of class A common stock and Class B common stock on such date or (iii) an amount determined by the Company’s Board of Directors. On July 1, 2006, an additional 1,675,894 shares of class A common stock were reserved for issuance under the terms of the 2002 Plan pursuant to this automatic increase provision. Also includes 445,337 shares issuable under the Company’s 2004 Employee Stock Purchase Plan, including those issuable in connection with the current offering period, which ends on September 30, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliation of one of the directors and one of the Company’s outside law firms

During fiscal 2006, Mr. Klein, one of the Company’s directors, was a partner of the law firm of Wilmer Cutler Pickering Hale and Dorr, LLP (“WCPHD”) until December 31, 2005, and as a senior counselor thereafter. WCPHD is the result of a merger of Wilmer Cutler Pickering LLP (“Wilmer”) and Hale and Dorr LLP (“Hale and Dorr”), which was effective May 31, 2004. Prior to the merger, Mr. Klein was a partner of Wilmer and had no affiliation with Hale and Dorr. Prior to the merger, the Company retained Hale and Dorr as one of its outside law firms. Likewise, following the merger, for the duration of fiscal 2004, fiscal 2005 and fiscal 2006, the Company retained the combined firm, WCPHD, and the Company expects to continue to retain WCPHD in fiscal 2007. The Company did not retain Wilmer prior to the merger.

Affiliation of the Chief Executive Officer with an employee

Dr. DiPentima’s son-in-law, Kevin M. Robbins, is employed by the Company. During fiscal 2006, he was paid total compensation of $158,300.

Policy on Future Transactions

For all future transactions, the Board of Directors has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and their affiliates must (i) be approved by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee oversees the Company’s executive compensation program. The Committee reviews the Company’s compensation philosophy each year and makes adjustments to reflect changing business objectives or market conditions. The Company’s executive compensation program is intended to attract and retain executives and to motivate management to achieve or exceed the Company’s objectives.

Executive Compensation Philosophy

The Company’s executive compensation program is based on several principles:

•	Meritocracy: The Company pays above average incentives for outstanding performance and low or no incentives for poor performance.

•	Fairness: The Company measures people against what they are asked to do; if their assignment changes, so is how they are measured.

•	Clarity: Goals and computational methods are clear and are communicated in written performance plans.

•	Unity of Effort: While each individual has goals that are tied to his or her performance, everyone is evaluated to some extent on the Company’s overall performance. The executive officers’ performance assessment is tied primarily to Company-wide performance measures such as revenue and earnings per share.

Components of Compensation

The three major components of the Company’s executive officer compensation are (i) base salary, (ii) annual incentive awards in the form of cash bonuses, and (iii) long-term, equity-based incentive awards.

We set base salaries for executives using market compensation data based on companies that we believe are comparable to the Company. We use as a base salary benchmark the salary data representing the 50th percentile. We set total target cash compensation (base salary plus target bonus) at the 75th percentile. The difference between an executive’s total cash target and base salary represents his or her cash bonus target.

The actual cash bonus earned by each executive officer is determined at the end of each fiscal year based on the degree to which the specified goals established at the beginning of the year for the executive have been achieved. For each of the executive officers, these goals include Company-wide financial performance measures. In some cases, we also establish individual goals for the executive, which may involve the performance of a business unit or function managed by him or her or measures of employee development.

We also use stock-based compensation as a way of aligning management’s interests with those of the stockholders. Like bonuses, stock option and restricted stock awards are determined for each executive officer at the end of each fiscal year based on the goals established at the beginning of the year. Stock option and restricted stock grants reflect a “constant value” approach. That is, we focus on the face value of the grants, not the number of options or shares, in determining the grant to the executive. This has the effect of reducing the average size of awards over time if the share price increases and vice versa. Prior to fiscal 2006, the Company historically granted non-qualified stock options, which provide the Company a tax deduction in the year of exercise. Beginning in fiscal 2006, the Company also granted restricted stock, which provide the Company a tax deduction when the shares vest, or when employee income is realized. Options and restricted stock grants typically vest in equal 25% increments over a four-year period beginning on the date of grant. The allocation of equity grants between stock options and restricted stock shares is such that the estimated value attributable to both components is equal.

Chief Executive Officer Compensation

Renato A. DiPentima served as the Company’s President and Chief Executive Officer for all of fiscal 2006. At the beginning of fiscal 2006, the Compensation Committee approved Company performance goals based on revenue and profitability, and established a salary of $410,000 and a cash bonus target of $490,000 for Dr. DiPentima. Dr. DiPentima was paid a cash bonus of $403,229 based upon actual Company performance relative to Company performance goals.

The Compensation Committee believes that the size and mix of the Chief Executive Officer’s total compensation is consistent with the size and mix of compensation provided to chief executive officers of comparable companies.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the other named executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers with option issuances in a manner that is intended to minimize disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the 2002 Stock Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee

Delbert C. Staley (Chairman)

Larry R. Ellis

Gail R. Wilensky

John W. Barter (served from July 2005 until February 2006)

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended June 30, 2006 and discussed these financial statements with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant, unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firms’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

Audit Committee

John W. Barter (Chairman)

Miles R. Gilburne

Delbert C. Staley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2006 were Messrs. Barter, Denning and Staley and Dr. Wilensky. Mr. Barter was a member of the Compensation Committee from July 2005 until Dr. Wilensky was elected to replace him in February 2006. Mr. Denning resigned as a Director effective September 1, 2006. General Ellis, who began serving as a Director effective September 1, 2006, replaced Mr. Denning on the Compensation Committee. No member of the Compensation Committee was at any time during fiscal 2006, or formerly, an officer or employee of the Company or any subsidiary of the Company. None of the Company’s executive officers serves or, during fiscal 2006, served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the class A common stock of the Company from May 24, 2002 (the first trading date following the Company’s initial public offering) to June 30, 2006 with the cumulative total return of (i) the Russell 2000 stock index and (ii) the services sector index of the Goldman Sachs Technology Index (the GSTI services index). This graph assumes the investment of $100.00 at the closing price on May 24, 2002 in the Company’s class A common stock, the Russell 2000 stock index, and the GSTI services index, and assumes any dividends are reinvested. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG SRA INTERNATIONAL INC., RUSSELL 2000 STOCK INDEX AND GSTI SERVICES INDEX

	SRA International, Inc.	Russell 2000 Stock Index	GSTI Services Index
5/24/2002	$100.00	$100.00	$100.00
6/30/2002	$118.85	$93.87	$84.32
6/30/2003	$140.97	$92.33	$90.93
6/30/2004	$186.43	$123.14	$116.21
6/30/2005	$305.90	$134.77	$109.52
6/30/2006	$234.63	$154.42	$114.29

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Dr. Wilensky began serving on the Board of Directors on December 19, 2005. Her initial statement of beneficial holdings was reported late on a Form 3 on January 3, 2006. Based solely on a review of the forms submitted to the Company, the Company is not aware of any other failure during fiscal 2006 by its officers, directors or holders of 10% of the Company’s class A common stock to comply in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since March 2002. Although stockholder approval of the Audit Committee’s selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider the selection of Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, billed to the Company for each of the last two fiscal years:

Fee Category	2006	2005
Audit Fees (1)	$668,550	$570,000
Audit-Related Fees	—	—
Tax Fees (2)	16,950	86,295
All Other Fees	—	—

Total Fees	$685,500	$656,295

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to reviews of tax returns prepared by the Company in fiscal 2006 and fiscal 2005 accounted for $8,000 of the total tax fees billed in fiscal 2006 and $9,235 of the total tax fees billed in fiscal 2005. Tax advice and tax planning services were related primarily to a business license tax review in fiscal 2005.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Board Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company at its principal office at 4300 Fair Lakes Court, Fairfax, Virginia 22033, not later than May 29, 2007 for inclusion in the proxy statement for that meeting.

Under the Company’s Amended and Restated By-laws, proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders (other than matters included in the Company’s proxy statement pursuant to Rule 14a-8(e)) must be received by the Secretary of the Company at its principal office in Fairfax, Virginia (i) not later than 60 days nor earlier than 90 days prior to the first anniversary of the 2006 Annual Meeting or (ii) if the date of the 2007 Annual Meeting is advanced by more than 20 days or delayed by more than 60 days from the first anniversary of the 2006 Annual Meeting, (a) not earlier than the 90th day prior to the 2007 Annual Meeting and (b) not later than the later of the 60th day prior to the 2007 Annual Meeting and the 10th day following the day notice of the date of the 2007 Annual Meeting was mailed or public disclosure of that date was made, whichever first occurs. A copy of the Company’s Amended and Restated By-laws may be obtained from the Secretary of the Company.

By Order of the Board of Directors,

Stephen C. Hughes, Secretary

September 26, 2006

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

4300 FAIR LAKES COURT FAIRFAX, VA 22033

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by SRA International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SRA International, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SRAIN1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SRA INTERNATIONAL, INC. Vote on Directors

1. To elect the following three (3) persons to serve as Class II directors (except as noted to the right) until the Annual Meeting of Stockholders held in 2009 and until their successors are duly elected and qualified. Nominees: 01) William K. Brehm 02) Edward E. Legasey 03) Delbert C. Staley

For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name on the line below. For Against Abstain Vote on Proposal

2. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. TO CHANGE THE ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS ON THE REVERSE. PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD. Yes No Please indicate if you plan to attend this meeting HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY SRA INTERNATIONAL, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

FRIDAY, OCTOBER 27, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Ernst Volgenau and Stephen C. Hughes, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of SRA International, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102, on Friday, October 27, 2006, at 9:30 a.m., local time, and at any adjournment thereof (the “Meeting”). The matters set forth on the reverse have been proposed by the Company. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting. Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.) (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)